Exhibit 10.1
CITY OF CACTUS, TEXAS
SEWER SYSTEM REVENUE IMPROVEMENT AND REFUNDING BONDS
TAXABLE SERIES 2007

INSTALLMENT BOND PURCHASE AGREEMENT

May 15, 2007
Honorable Mayor and City Council
City of Cactus, Texas
P.O. Box 365
Cactus, Texas 79013
Ladies and Gentlemen:
     The undersigned, Swift Beef Company (the “Purchaser”), acting on its own behalf and not acting as a fiduciary or agent for you, offers to enter into this Installment Bond Purchase Agreement (the “Agreement”) with the City of Cactus, Texas (the “Issuer”), for the purchase by the Purchaser and sale by the Issuer of the Bonds specified below. This offer is made subject to the Issuer’s written acceptance on or before 11:00 p.m., Cactus, Texas time, on the date first written above, and upon such acceptance this Agreement shall be in full force and effect in accordance with its terms and shall be binding upon the Issuer and the Purchaser.
     Capitalized terms not otherwise defined herein shall have the same meanings as are set forth in the Ordinance (as defined herein). In addition to the terms defined elsewhere in this Agreement, the following terms shall have the indicated meanings:
     “Bond Counsel” shall mean the law firm of Vinson & Elkins L.L.P. or any nationally recognized bond counsel appointed by the Issuer and acceptable to the Purchaser.
     “Change in Law” shall mean (i) any change in or addition to applicable federal or state law, whether statutory or as interpreted by the courts, including any changes in or new rules, regulations or other pronouncements or interpretations by federal or state agencies (if such change or addition becomes effective on or before each Settlement Date), (ii) any legislation enacted by the Congress of the United States or introduced therein or recommended for passage by the President of the United States (if such enacted, introduced or recommended legislation has a proposed effective date which is on or before each Settlement Date), (iii) any law, rule or regulation proposed or enacted by any governmental body, department or agency (if such proposed or enacted law, rule or regulation has a proposed effective date which is on or before each Settlement Date) or (iv) any judgment, ruling or order issued by any court or administrative body, which in any such case, would, as to the Purchaser, prohibit (or have the retroactive effect of prohibiting, if enacted, adopted, passed or finalized) the Purchaser from purchasing the Bonds as provided herein or selling the Bonds or beneficial ownership interests therein to the public or, as to the Issuer, make the issuance, sale or delivery of the Bonds illegal (or have the retroactive effect of making such issuance, sale or delivery illegal, if enacted, adopted, passed or finalized); provided, however, that such change in or addition to law, legislation, rule, regulation, judgment, ruling or order shall have become effective, or been enacted, introduced, recommended, proposed or issued, as the case may be, subsequent to the date of this Agreement.
     “Closing” shall mean the Closing described in Section 1.2 hereof.
     “Closing Date” shall mean the date on which the Closing occurs.
     “1933 Act” shall mean the Securities Act of 1933, as the same shall from time to time be supplemented or amended.
     “1934 Act” shall mean the Securities Exchange Act of 1934, as the same shall from time to time be supplemented or amended.
     “1939 Act” shall mean the Trust Indenture Act of 1939, as the same shall from time to time be supplemented or amended.
     “Ordinance” shall mean the Bond Ordinance adopted by the City Council of the City on May 15, 2007.
     “Paying Agent/Registrar” shall mean the Paying Agent appointed and designated under the Ordinance.
     “Rule 15c2-12” shall mean 17 C.F.R. § 240.15c2-12 promulgated by the SEC pursuant to the 1934 Act, as said Rule shall from time to time be supplemented or amended, together with all interpretive guidances or other interpretations or explanations thereof that are promulgated by the SEC, except to the extent that such interpretive guidances, interpretations or explanations have no binding legal effect and are generally regarded by the municipal securities industry as not being legally correct.
     “SEC” shall mean the United States Securities and Exchange Commission.
     “Settlement” shall mean each Settlement described in Section 1.3 hereof.
     “Settlement Date” shall mean the date on which each Settlement occurs.
     “State” shall mean the State of Texas.

ARTICLE I
SALE AND PURCHASE; CLOSING; SETTLEMENT
     Section 1.1. Purchase and Sale of Bonds.
     (a) Upon and subject to the terms and conditions and on the basis of the representations, warranties and agreements contained herein, the Purchaser hereby agrees to purchase from the Issuer, and the Issuer hereby agrees to sell and deliver to the Purchaser, the Issuer’s $26,500,000 Sewer System Revenue Improvement and Refunding Bonds, Taxable Series 2007, upon issuance thereof in one or more installments on the Closing Date and on each Settlement Date. The Bonds shall be dated, mature and bear interest at the rates per annum set forth in the Ordinance. The Bonds are authorized pursuant to the provisions of Chapters 1207 and 1502, Texas Government Code, as amended (the “Acts”), the City’s home rule charter, and the Final Judgment in the declaratory judgment action styled Swift Beef Company and S.B. Foot Tanning Company v. The City of Cactus, Texas; Cause No.                      in the           Judicial District Court, Moore County, Texas, and the Ordinance and are to be issued for the purpose of upgrading, improving, enlarging and maintaining the sewer system of the City of Cactus, Texas (the “City”), refunding certain promissory notes of the City listed on Schedule I hereto (the “Refunded Obligations”), and paying costs of issuance related to the Bonds. Pursuant to the provisions of the Acts and the Ordinance, the principal of and interest on the Bonds are payable from and secured by a lien on and pledge of the Pledged Revenues, subject to the terms and conditions of the Ordinance.
     (b) Pursuant to and subject to the terms of this Agreement, all of the Bonds shall be sold to the Purchaser, and the Purchaser shall be obligated to purchase all of the Bonds, if any Bonds are purchased, and the aggregate principal amount of the Bonds shall be delivered to, and accepted and paid for by, the Purchaser on the Closing Date or on subsequent Settlement Dates.
     (c) In regard to the placement of the Bonds, the Purchaser acknowledges that the Issuer has furnished the Purchaser with all information necessary and requested by the Purchaser to permit the Purchaser to make an informed decision concerning its participation in the purchase of the Bonds, and the Purchaser has made such inspections and investigations as it has deemed necessary to determine the investment quality of the Issuer and its ability to perform under the Ordinance and to assess all risk factors associated with the Purchaser’s participation in the purchase of the Bonds. The Bonds are being purchased for the account of the Purchaser as evidence of a loan for the Issuer (and not on behalf of another), and the Purchaser has no present intention of reselling its rights under the Bonds, either currently or after the passage of a fixed or determinate period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance; provided, however that the Purchaser reserves the right to sell, pledge, transfer, convey, hypothecate, dispose of, or participate its rights under the Bonds at some future date.
     (d) It is understood and agreed that the Purchaser is purchasing the Bonds as a private placement between the Issuer and the Purchaser as evidence of a loan. As a result of the private placement nature of the financing, the placement is exempt from the provisions of Rule 15c2-l2; consequently neither the Issuer nor any other obligated party with respect to the Bonds has undertaken to make any ongoing disclosures in accordance with Rule 15c2-12.

     (e) The Purchaser hereby acknowledges and represents that it is familiar with the financial condition of the Issuer and the ability of the Issuer to timely pay the principal of and interest on the Bonds. The Purchaser has been furnished with such financial information relating to the Issuer as it has requested for the purposes of making its assessment of the prospects and value of the Bonds. The Purchaser has had a reasonable opportunity to request and review such other information as it needs from the Issuer in order to enable it to make the decision to purchase the Bonds. The Purchaser is not relying on the Issuer or Bond Counsel as to the completeness or accuracy of any financial information provided to the Purchaser by the Issuer in connection with its determination to purchase the Bonds.
     (f) The Purchaser hereby acknowledges that each of the Bonds will bear a legend to the following effect with such additions thereto or changes therein as the Issuer may be advised by counsel are required by law:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH THE REGISTRATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.
     Section 1.2. Closing. At such date and time as shall have been mutually agreed upon by the Issuer and the Purchaser, the certificates, opinions and other documents required by Section 3.2 below shall be executed and delivered (all of the foregoing actions are herein referred to collectively as the “Closing”). The Closing shall take place at the offices of Bond Counsel in Dallas, Texas, or at such other location as shall be mutually agreed upon by the Issuer and the Purchaser. Assuming the Closing is completed in accordance with the provisions of this Agreement then, subject to the provisions of this Agreement, the Purchaser shall purchase each installment Bond and pay the purchase price therefore (and the Issuer shall issue and deliver such Bonds) at each Settlement.
     Section 1.3. Settlement.
     (a) At the Closing and such additional dates and times, as may be mutually agreed upon by the Issuer and the Purchaser, (i) the Issuer will, subject to the terms and conditions hereof and of Section 3.10 of the Ordinance, deliver additional installments of Bonds to the Purchaser in the form of one bond registered in the name of the Purchaser, duly executed and authenticated, and deliver or cause to be delivered to the Purchaser the other documents required by Section 3.3 hereof; and (ii) the Purchaser will, subject to the terms and conditions hereof, accept such delivery and pay or cause to be paid the purchase price of such installment Bonds as set forth in Section 1.1 hereof by wire transfer in immediately available funds to the Issuer (all of the foregoing described transactions are herein referred to collectively as a “Settlement”). Delivery and payment as aforesaid shall be made at the offices of Bond Counsel in Dallas, Texas, or at such other location as shall be mutually agreed upon by the Issuer and the Purchaser.
     (b) The Issuer will have no obligation to issue, sell and deliver the Bonds and the Purchaser will have no obligation to purchase the Bonds if, because of a Change in Law, such issuance, sale and delivery would be illegal as to the Issuer. The Issuer will have no liability whatsoever for its failure to issue, sell and deliver the Bonds and the Purchaser will have no liability for its failure to purchase the Bonds if such failure is due to a Change in Law.

ARTICLE II
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE ISSUER
     Section 2.1. The Issuer hereby represents and warrants to and covenants with the Purchaser that:
     (a) The Issuer is a Type-A general law municipality, operating as such under the Constitution and laws of the State of Texas (the “State”), and a political subdivision of the State, duly created, organized and existing under the Constitution and laws of the State and has, and (except as may result from a Change in Law) at each Settlement Date will have, full legal right, power and authority under the Acts to: (a) execute, deliver and perform this Agreement; (b) pass and adopt the Ordinance; (c) issue, sell and deliver the Bonds to the Purchaser, as provided herein; (d) pledge and collect the Pledged Revenues pledged to the payment of the principal of and interest on the Bonds pursuant to the Ordinance; and (e) carry out and consummate the transactions contemplated by this Agreement and the Ordinance;
     (b) The Issuer has complied and will, at each Settlement Date, be in compliance (except as may result from a Change in Law) in all respects with the obligations on its part contained in the Ordinance and this Agreement and the laws of the State, including the Acts;
     (c) By official action of the Issuer on or prior to the date hereof, the Issuer has (a) duly adopted the Ordinance, (b) duly authorized and approved the execution and delivery of, and the performance by the Issuer of the obligations on its part contained in, the Bonds, the Ordinance and this Agreement and (c) duly authorized and approved the consummation by it of all other transactions contemplated by this Agreement; and the Ordinance and this Agreement constitute the legal, valid and binding obligations of the Issuer, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);
     (d) The Bonds, if and when issued, authenticated and delivered in accordance with the Ordinance and sold to the Purchaser as provided herein, will be validly issued and outstanding obligations of the Issuer, entitled to the benefits of the Ordinance; and upon such issuance, authentication and delivery the Ordinance will provide, for the benefit of the owners from time to time of the Bonds, a legally valid and binding pledge of and lien on the Pledged Revenues pledged under the Ordinance, subject only to the provisions of the Ordinance permitting the application thereof on the terms and conditions set forth in the Ordinance;
     (e) The Issuer is not in breach of or default under any applicable constitutional provision, law or administrative regulation of the State (or any agency thereof) or the United States (or any agency thereof) or of any applicable judgment or decree or any loan agreement, note, resolution, ordinance, agreement or other instrument to which the Issuer is a party or to which it or any of its property is otherwise subject, and no event has occurred and is continuing which with the passage of time or the giving of notice or both would constitute a material default or event of default under any such instrument; and the execution and delivery of this Agreement and the Bonds and the adoption of the Ordinance, and compliance with the provisions of each thereof, will not conflict with or constitute a breach of or default under any constitutional provision, law, administrative regulation, judgment, decree, loan agreement, note, resolution, ordinance, agreement or other instrument to which the Issuer is a party or to which the Issuer or any of its property is otherwise subject; nor will any such execution, delivery, adoption or compliance result in the creation or imposition of any lien, charge or other security interest or encumbrance of any nature whatsoever upon any of the property or assets of the Issuer or under the terms of any such law, regulation or instrument, except as provided by the Bonds, the Ordinance and this Agreement;
     (f) All authorizations, approvals, licenses, permits, consents and orders of any governmental authority, legislative body, board, agency or commission having jurisdiction of the matter which are required for the due authorization of, which would constitute a condition precedent to or the absence of which would materially adversely affect the due performance by the Issuer of, its obligations in connection with the issuance, sale and delivery of the Bonds under this Agreement and the Ordinance have been duly obtained, except the approval of the Bonds by the Attorney General of the State of Texas (and the registration of the Bonds by the Comptroller of Public Accounts of the State of Texas);
     (g) There is no legislation, action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending or, to the best knowledge of the Issuer, threatened against the Issuer or others (a) affecting the Issuer or the corporate existence of the Issuer or the titles of its officers to their respective offices, (b) seeking to prohibit, restrain or enjoin the sale, issuance or delivery of the Bonds or the pledge or collection of Pledged Revenues for the payment of the principal of and interest on the Bonds, or the pledge thereof, (c) in any way contesting or affecting the transactions contemplated hereby or the validity or enforceability of the Bonds, the Ordinance or this Agreement, or (d) contesting the powers or authority of the Issuer for the issuance of the Bonds, the adoption of the Ordinance or the execution and delivery of this Agreement;
     (h) The Issuer will not take or omit to take any action that will in any way cause the proceeds from the sale of the Bonds and other moneys of the Issuer to be transferred on the date of issuance of the Bonds, to be applied, or result in such proceeds and other moneys being applied in a manner other than as provided in or permitted by the Ordinance and the Acts;
     (i) Any certificate signed by an authorized officer of the Issuer and delivered to the Purchaser at or prior to the Closing and each Settlement Date shall be deemed a representation and warranty by the Issuer in connection with this Agreement to the Purchaser as to the statements made therein upon which the Purchaser shall be entitled to rely; and
     (j) The Issuer’s annual financial report prepared by the independent auditor of the Issuer for the fiscal year ended September 30, 2006, is a fair presentation of the financial position of the Issuer as of the dates indicated and the periods specified. Since September 30, 2005, there has been no material adverse change in the condition, financial or otherwise, of the Issuer from that set forth in such annual financial report as of and for the period ended September 30, 2006, and since September 30, 2006 there has not been any material and adverse change in the affairs or financial condition of the Issuer.

ARTICLE III
PURCHASER’S CONDITIONS
     Section 3.1. Certain Conditions to Purchaser’s Obligations. The Purchaser has entered into this Agreement in reliance upon the representations and warranties of the Issuer contained herein and to be contained in the documents and instruments to be delivered at the Closing and each Settlement, and upon the performance by the Issuer of its obligations hereunder, as of the date hereof and as of the Closing Date and each Settlement Date. Accordingly, the Purchaser’s obligations under this Agreement to purchase, to accept delivery of and to pay for the Bonds shall be subject to performance by the Issuer of its obligations to be performed hereunder and the delivery of the documents and instruments required to be delivered hereby at or prior to the Closing and each Settlement, and shall also be subject to the following additional conditions:
     (a) The representations and warranties of the Issuer contained herein shall be true, complete and correct on the date hereof, on the Closing Date and on each Settlement Date;
     (b) Both at the time of the Closing and at the time of each Settlement, this Agreement and the Ordinance shall be in full force and effect in accordance with their respective terms and shall not have been amended, modified or supplemented in any manner which will adversely affect (i) the ability of the Issuer to issue the Bonds or perform its obligations thereunder or under this Agreement or (ii) the security for the Bonds;
     (c) Both at the time of the Closing and at the time of each Settlement, all official action of the Issuer relating to this Agreement, the Bonds and the Ordinance (and all official action of the other parties thereto) shall have been taken and shall be in full force and effect in accordance with their respective terms and shall not have been amended, modified or supplemented in any material adverse respect; and
     (d) At the time of each Settlement, there shall have been no material adverse change in the financial position, results of operations or condition, financial or otherwise, of the Issuer.
     Section 3.2. Closing Conditions.
     (a) The Purchaser’s obligations under this Agreement shall be conditioned upon the performance by the Issuer of its obligations to be performed hereunder, and the applicable conditions of Section 3.1 hereof having been satisfied, and the tender by the Issuer of its performance at the Closing, which Closing shall not be completed unless the Purchaser shall receive at the time of the Closing the following:
     (i) The Ordinance certified as having been duly adopted by the Issuer and as being in full force and effect, with such supplements or amendments as may have been agreed to by the Purchaser;
     (ii) A Bond Installment Request executed by an appropriate official of the Issuer and satisfaction of the procedures set forth in Section 3.10 of the Ordinance;

     (iii) An opinion of Bond Counsel, dated the Closing Date and addressed to the Purchaser, to the effect that (A) the Ordinance has been duly adopted and is in full force and effect; (B) this Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, the Issuer in accordance with its terms; (C) assuming no change in applicable law from the laws in effect on the date of such opinion, the Bonds, if issued, will not be subject to the registration requirements of the 1933 Act and the Ordinance, on such date of issuance, will be exempt from qualification pursuant to the 1939 Act;
     (iv) An opinion of the City Attorney of the Issuer, dated the Closing Date and addressed to the Purchaser, to the effect that (A) the Ordinance has been duly adopted and is in full force and effect; and (B) this Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, the Issuer in accordance with its terms;
     (v) A certificate, dated the Closing Date, of an appropriate official of the Issuer to the effect that (A) the representations and warranties of the Issuer contained herein are true and correct in all material respects on and as of the Closing Date, as if made on the Closing Date; (B) no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, is pending or, to the best of his or her knowledge, threatened, affecting the corporate existence of the Issuer or the titles of its officers to their respective offices, or seeking to prohibit, restrain or enjoin the issuance, delivery or sale of the Bonds or the collection of Pledged Revenues pledged or to be pledged to pay the principal of and interest on the Bonds, or the pledge thereof, or in any way contesting or affecting the validity or enforceability of the Bonds, the Ordinance or this Agreement, or contesting the powers of the Issuer or any authority for the issuance of the Bonds, the pledge of the Pledged Revenues pursuant to the Ordinance, the adoption of the Ordinance or the execution of this Agreement, wherein an unfavorable decision, ruling or finding would materially adversely affect the validity or enforceability of the Bonds, the Ordinance or this Agreement; (C) the Ordinance has been duly passed and adopted by the governing body of the Issuer, has not been modified, amended or repealed since its passage and adoption and is in full force and effect as of the Closing Date; and (D) the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing;
     (vi) The approving opinion of the Texas Attorney General in respect of the Bonds;
     (vii) The registration certificate of the comptroller of Public Accounts of the State of Texas in respect of the Bonds;
     (viii) Evidence satisfactory to the Purchaser that there is money sufficient to defease the Refunded Notes, as described in Section 8.01 of the Ordinance;
     (ix) Such additional legal opinions, certificates, instruments and other documents as the Purchaser may reasonably request to evidence the truth and accuracy, as of the date hereof and as of the Closing Date, of the Issuer’s representations and warranties contained herein and the due performance or satisfaction by the Issuer on or prior to the Closing Date of all the agreements then to be performed and conditions then to be satisfied by it.
     (b) All the opinions, letters, certificates, instruments and other documents mentioned above shall be deemed to be in compliance with the provisions hereof if, but only if, they are in form and substance satisfactory to the Purchaser.
     Section 3.3. Settlement Conditions.
     (a) The Purchaser’s obligations under this Agreement to purchase, to accept delivery of and to pay for additional installments of Bonds at each Settlement Date shall be conditioned upon the performance by the Issuer of its obligations to be performed hereunder, including, without limitation, the Closing having been completed, and the Issuer having tendered performance of its obligations under this Section 3.3 with respect to each Settlement, which Settlement shall not be completed unless the Purchaser shall receive at the time of each Settlement the following:
     (i) A Bond Installment Request executed by an appropriate official of the Issuer and satisfaction of the procedures set forth in Section 3.10 of the Ordinance;
     (ii) A certificate, dated each Settlement Date, signed by an appropriate official of the Issuer in substantially the form of the certificate of the Issuer delivered at the Closing pursuant to Section 3.2(a)(iv), with such modifications thereto as are necessary to refer to each Settlement Date and each Settlement (rather than the Closing Date);
     (iii) Such additional legal opinions, certificates, instruments and other documents as the Purchaser may reasonably request to evidence the truth and accuracy, as of the date hereof and as of each Settlement Date, of the Issuer’s representations and warranties contained herein and the due performance or satisfaction by the Issuer on or prior to each Settlement Date of all the agreements then to be performed and conditions then to be satisfied by it.
     Section 3.4. Termination of Agreement.
     (a) The Purchaser shall have the right to cancel its obligation to purchase the Bonds without liability therefor as provided in Section 5.l(d) if, between the date of this Agreement and the Closing Date or each Settlement Date, the value of the Bonds shall be materially adversely affected, in the sole reasonable judgment of the Purchaser reasonably exercised, by the occurrence of any of the following:
     (i) legislation introduced in or enacted (or resolution passed) by the Congress or an order, decree, or injunction issued by any court of competent jurisdiction, or an order, ruling regulation (final, temporary or proposed), press release or other form of notice issued or made by or on behalf of the SEC, or any other governmental agency having jurisdiction of the subject matter, to the effect that obligations of the general character of the Bonds, including any or all underlying arrangements, are not exempt from registration under or other requirements of the 1933 Act, or that the Ordinance is not exempt from qualification under or other requirements of the 1939 Act, or that the issuance, offering or sale of obligations of the general character of the Bonds, including any or all underlying arrangements, as contemplated hereby, is or would be in violation of the federal securities law, as amended and then in effect;
     (ii) there shall have occurred since the date of this Agreement any materially adverse change in the affairs or financial condition of the Issuer; or
     (iii) the purchase of and payment for the Bonds by the Purchaser, or the resale of the Bonds by the Purchaser, on the terms and conditions herein provided shall be prohibited by any applicable law, governmental authority, board, agency or commission, provided that such prohibition shall not be due to any action or inaction by the Purchaser.
     (b) The Purchaser may terminate this Agreement, without liability therefor as provided in Section 5.1(d) hereof, by notification to the Issuer if, at any time on or prior to each Settlement Date, as a result of a Change in Law, the Purchaser is or would be prohibited from lawfully purchasing the Bonds as provided herein or lawfully selling the Bonds or beneficial ownership interest therein to the public, provided that such prohibition shall not be due to any action or inaction by the Purchaser.
     Section 3.5. Satisfaction or Waiver of Conditions. All the opinions, letters, certificates, instruments and other documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof if, but only if, they are in form and substance satisfactory to the Purchaser, and the Purchaser shall have the right to waive any condition set forth in this Article III other than in Section 3.2(a)(iv).
ARTICLE IV
EXPENSES
     Section 4.1. Issuer’s Obligation. The Purchaser shall be under no obligation to pay, and the Issuer shall pay, any expenses incident to the performance of the Issuer’s obligations hereunder including, but not limited to: (a) the cost of preparation, printing and delivery of the Ordinance; (b) the cost of preparation and printing of the Bonds; and (c) the fees and disbursements of Bond Counsel.
ARTICLE V
TERMINATION AND EFFECT
     Section 5.1. Termination and Effect.
     (a) In the event the Issuer is unable, after using its best efforts, to satisfy the conditions herein to the completion of the Closing (unless waived by the Purchaser) by the time such completion is required, then this Agreement shall terminate, and neither the Issuer nor the Purchaser shall have any further obligation or liability to, or any rights against, the other.

     (b) If the Closing shall have occurred, in the event the Issuer is unable, after using its best efforts, to satisfy the conditions herein to the completion of each Settlement (unless waived by the Purchaser) by the time such completion is required, or is otherwise unable, after using its best efforts, to satisfy the conditions to the obligation of the Purchaser to purchase, accept delivery of and pay for the Bonds as set forth in this Agreement (unless waived by the Purchaser) by the time such completion is required, then this Agreement shall terminate, and neither the Issuer nor the Purchaser shall have any further obligation or liability to, or any rights against, the other except as otherwise provided in this Agreement.
     (c) In the event the Purchaser fails to purchase, accept delivery of and pay for the Bonds as provided herein for a reason permitted hereunder, then this Agreement shall terminate, and neither the Purchaser nor the Issuer shall have any further obligation or liability to, or rights against, the other except as otherwise provided in this Agreement.
     (d) In the event the Purchaser terminates this Agreement as permitted in Section 3.4 hereof, then this Agreement shall terminate, and neither the Purchaser nor the Issuer shall have any further obligation or liability to, or rights against, the other.
     (e) Notwithstanding the foregoing, the provisions of Section 6.2 hereof and Articles IV and V hereof shall survive any termination of this Agreement
ARTICLE VI
GENERAL
     Section 6.1. Financial Reports.
     (a) For so long as the Bonds are outstanding an held by the Purchaser, the Issuer shall furnish or cause to be furnished to the Purchaser the following:
     (i) within 270 days after the close of each fiscal year of the Issuer, the audited annual financial report of the Issuer (dated as of the close of such fiscal year); and
     (ii) from time to time, additional financial information the Purchaser reasonably requests.
     Section 6.2. Notices. Any notice or other communication to be given to the Purchaser under this Agreement may be given by delivering the same in writing to Swift Beef Company, 1770 Promontory Circle, Greeley, Colorado 80634, Attention: General Counsel, or to such different address for the Purchaser as the Purchaser shall have notified the Issuer as aforesaid. Any notice or other communication to be given to the Issuer under this Agreement may be given by delivering the same in writing to City of Cactus, Texas, P.O. Box 365, Cactus, Texas 79013, Attention: Tom Moore, City Attorney, or to such different address for the Issuer as the Issuer shall have notified the Purchaser as aforesaid. The approval or other action or exercise of judgment by the Purchaser shall be evidenced by a writing signed on behalf of the Purchaser and delivered to the Issuer.

     Section 6.3. Parties in Interest: Survivability of Representations, Warranties and Agreements.
     This Agreement is made solely for the benefit of the Issuer and the Purchaser (including their respective successors) and no other person shall acquire or have any right hereunder or by virtue hereof. All of the Issuer’s representations, warranties, covenants and agreements contained in this Agreement shall remain operative and in full force and effect and shall survive delivery of and payment for the Bonds hereunder and regardless of any investigation made by the Purchaser or on their behalf or any termination of this Agreement.
     Section 6.4. Governing Law. This Agreement shall be governed by the laws of the State of Texas.
     Section 6.5. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
     Section 6.6. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions, or in all jurisdictions because it conflicts with any provisions of any constitution, statute, rule of public policy, or any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatever.
     Section 6.7. Effectiveness. This Agreement shall become effective upon the execution by the Purchaser and the acceptance hereof by the Issuer.
[Execution page follows.]

     Section 6.8. Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to be a part hereof.

Respectfully submitted,

SWIFT BEEF COMPANY

By:	/s/ Raymond P. Silcock

Name:	Raymond P. Silcock
Title:	Executive Vice President and Chief Financial Officer
ACCEPTED this            day of                                         , 2007
CITY OF CACTUS, TEXAS

By:	/s/ Luis Aguilar

Name:	Luis Aguilar
Title:	Mayor
Signature Page to Installment Bond Purchase Agreement

SCHEDULE I
Promissory Notes of the City
     (1)   $2,300,000 Promissory Note from the City payable to Swift Beef Company, dated December 19, 2002, plus interest accrued to the date of redemption;
     (2)   $3,498,000 Promissory Note from the City payable to Swift Beef Company, dated January 31, 2005, plus interest accrued to the date of redemption;
     (3)   $745,140.13 Promissory Note from the City payable to Swift Beef Company, dated September 1, 2005, plus interest accrued to the date of redemption;
     (4)   $1,016,239.56 Promissory Note from the City payable to Swift Beef Company, dated September 1, 2005, plus interest accrued to the date of redemption; and
     (5)   $400,000 Promissory Note from the City payable to S.B. Foot Tanning Company, dated December 19, 2002, plus interest accrued to the date of redemption.

Schedule I-1